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                                                                EXHIBIT 10.18.2

                             FIRST AMENDMENT TO THE
                          DIGITALCONVERGENCE.:COM INC.
                             1999 STOCK OPTION PLAN


         THIS FIRST AMENDMENT TO THE DIGITALCONVERGENCE.:COM INC. 1999 STOCK OPTION PLAN (this "Amendment") is made and adopted by DigitalConvergence.:Com Inc. (the "Company"), effective as of April 27, 2000.

                             PRELIMINARY STATEMENTS

         A. On September 1, 1999, the stockholders of the Company approved, and on September 1, 1999 the Company adopted, the DigitalConvergence.:Com Inc. 1999 Stock Option Plan (the "Plan"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan.

         B. The Board of Directors of the Company (the "Board") has approved and hereby adopts this Amendment to increase the maximum aggregate number of shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), in respect of which Options may be granted for all purposes under the Plan.

         C. The Board has approved and hereby adopts this Amendment to provide for the Plan to comply with Section 162(m) of the Code regarding limitations on the number of shares of Common Stock granted to an individual by Options per year.


                                    AMENDMENT

         A.       NOW, THEREFORE, the Plan is hereby amended as follows:

                  1. The first sentence of Section 3 is hereby amended to read, in its entirety, as follows:

                           "Subject to the adjustments provided in Section 10,
                  the maximum aggregate number of shares of Common Stock, $.01 par value, of the Company ("COMMON STOCK") in respect of which Options may be granted for all purposes under the Plan shall be 12,375,000 shares."

                  2. The last sentence of the first paragraph in Section 10 is hereby amended to read, in its entirety, as follows:

                  "The maximum aggregate number of shares of Common Stock in respect of which Options may be granted under this Plan as provided in Section 3 and the individual

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                  limitation on awards as provided in Section 21 shall be
                  subject to adjustment as contemplated above."

                  3.       Section 21 is hereby inserted to read as follows:

                  "21.     INDIVIDUAL LIMITATIONS ON AWARDS.

                           From and after a Qualifying Public Offering, no
                  person may be granted during any one year period Options with respect to more than 618,750 shares of Common Stock. If an Option is canceled, the canceled Option shall continue to be counted against the maximum number of shares of Common Stock for which Options may be granted to such Person under the Plan. If, after the grant, the exercise price of an Option is reduced, the transaction shall be treated as a cancellation of the Option and the grant of a new Option. In such case, both the Option that is deemed to be canceled and the Option that is deemed to be granted reduce the maximum number of shares for which Options may be granted to such Person under the Plan."

         B. Except as expressly set forth herein, the Plan shall remain in full force and effect without further amendment or modification.
















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         IN WITNESS WHEREOF, the Company, acting by and through its officer hereunto duly authorized, has executed this Amendment effective as of the date first written above.

                               DIGITALCONVERGENCE.:COM INC.



                               By:          /s/ Michael Garin
                                     ------------------------------------------

                               Name:        Michael Garin
                                     ------------------------------------------

                               Title:       President
                                     ------------------------------------------




























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